Exhibit 99.1

MCEWEN MINING: Q1 2021 RESULTS

TORONTO, May 7, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported its first quarter (Q1) results for the period ended March 31st, 2021.

•	Production was 23,300 gold ounces and 493,200 silver ounces, or 30,600 gold equivalent ounces(1) (GEOs)(see Table 1), at the average gold:silver price ratio for the quarter of 68:1.

•	Cash and liquid assets(2) and positive working capital at March 31st, 2021, were $52.5 million and $35.3 million, respectively.

•	Two financings were completed for aggregate net proceeds of $42 million.

•	We invested $6.8 million on exploration and advanced projects, and reported a net loss of $12.5 million, or ($0.03) per share, compared to a net loss of $99.2 million, or ($0.25) per share, in Q1 2020.

•	We invested $5.0 million on exploration drilling and other exploration work, with the primary focus on growing the Fox Complex resource base.

•	All operations delivered production results in line with our expectations. Production is expected to increase throughout 2021 and end 20 to 40% higher than 2020.

•	We successfully reached the first development horizon at the new Froome deposit, part of the Fox Complex.

•	A Preliminary Economic Assessment (PEA) to expand the production from the Fox Complex is expected to be released at the end of Q2 2021.

•	Stephen McGibbon has joined as the Executive Vice President of Exploration, and Ruben Wallin has joined as the Vice President of Environment, Health, Safety and Sustainability.

•	Our quarterly webcast will take place on Monday, May 10th at 11 am EDT. Please see the details below.

Operations Update

San José Mine, Argentina (49% Interest)

Our attributable production from San José in Q1 was 9,500 gold ounces and 492,300 silver ounces, for a total of 16,700 GEOs. For Q1, total cash costs(2) and all-in sustaining costs (AISC)(2) were $1,088 and $1,328 per GEO, respectively. This compares to 14,900 GEOs at total cash costs and AISC of $1,138 and $1,592 per GEO, respectively, in Q1 2020.

We received $5 million in dividends in Q1, compared to no dividends during the same period in 2020.

In 2021, the exploration budget is $10 million. Recent exploration results generated by our partner and mine operator have been encouraging, including an outstanding result from the Escondida vein:

62.5 g/t gold and 5,571 g/t silver over 2.0 meters – hole SJM-529

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Gold Bar Mine, USA (100% Interest)

Gold Bar produced 7,400 GEOs in Q1 at total cash costs and AISC of $1,865 and $1,934 per GEO, respectively. This compares to 9,100 GEOs at total cash costs and AISC of $1,887 and $2,177 per GEO, respectively, in Q1 2020. Production for the remainder of the year is expected to increase, and correspondingly costs are expected to decrease. Updated resource and reserve estimates were completed. The exploration budget for 2021 is $5 million and is focusing on testing near-mine targets and further defining oxide resources on the neighboring Tonkin property.

Near-mine exploration during Q1 has delivered encouraging results from the North Ridge target, which will be provided in an upcoming exploration update.

Fox Complex, Canada (100% Interest)

Black Fox produced 5,200 GEOs in Q1 at total cash costs and AISC of $1,262 and $1,560 per GEO, respectively. This compares to 8,300 GEOs at total cash costs and AISC of $838 and $1,339 per GEO, respectively, in Q1 2020. Mining at Black Fox has begun transitioning to the Froome deposit, where a progressive ramp-up is planned through Q3, with commercial production expected in Q4. Costs are expected to fall considerably towards the latter half of the year as production rates increase to reach commercial production in Q4.

At the Stock property, surface exploration is underway with four drills at the Stock West target, and one drill at the historic Stock Mine. We spent $3.4 million in Q1 of the total $9 million exploration budget for 2021.

A Preliminary Economic Assessment (PEA) to expand the production from the Fox Complex will be released late in Q2. We are targeting improved production and cost profiles at the Fox Complex leveraging the potential for operational synergies through shared resources and infrastructure, a longer life of mine, and expanded production scale for the combined projects.

El Gallo Project, Mexico (100% Interest)

In Q1, El Gallo produced 1,300 GEOs from residual leaching of the heap leach pad. Operations were disrupted for three weeks by a blockade of the mine entrance by members of the local community, which has been resolved. A new 10-year agreement was reached between the El Gallo operation and the neighboring communities.

Los Azules Copper Project, Argentina (100% Interest)

Work continued on engineering and developing cost estimates to advance the proposed low altitude all-year access route to the project. Work is also progressing on identifying opportunities to accelerate the development and improve the economics of Los Azules. Concurrently, two strategic alternatives are being aggressively evaluated to determine what we believe will be the optimal way to finance the rapid development of Los Azules to create the greatest long-term value from this large copper resource for Argentina, the nearby communities, our shareholders, and employees.

Table 1 below provides production and cost results for Q1 2021 and 2020.

	Q1
	2021	2020
Consolidated Production
Gold (oz)	23,300	29,200
Silver (oz)	493,200	553,200
GEOs(1)	30,600	35,100
San José Mine, Argentina (49%)
Gold production (oz)(3)	9,500	9,000
Silver production (oz)(3)	492,300	551,900
GEOs(1)(3)	16,700	14,900
Cash Costs ($/GEO)(1)	1,088	1,138
AISC ($/GEO)(1)	1,328	1,592
Gold Bar Mine, Nevada
GEOs(1)	7,400	9,100
Cash Costs ($/GEO)(1)	1,865	1,887
AISC ($/GEO)(1)	1,934	2,177
Black Fox Mine, Canada
GEOs(1)	5,200	8,300
Cash Costs ($/GEO)(1)	1,262	838
AISC ($/GEO)(1)	1,560	1,339
El Gallo Mine, Mexico
GEOs(1)	1,300	2,700
Cash Costs ($/GEO)(1)	(4)	(4)
AISC ($/GEO)(1)	(4)	(4)

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Notes:

1.	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 68:1 for Q1 2021, 94:1 for Q1 2020, 86:1 for the FY 2020, and 75:1 for 2021 Production Guidance.

2.	Cash gross profit, cash costs per ounce, all-in sustaining costs (AISC) per ounce, and liquid assets are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. For a description of the non-GAAP measures see "Non-GAAP Financial Measures" section in this press release; for the reconciliation of the non-GAAP measures to the closest U.S. GAAP measures, see the Management Discussion and Analysis for the year ended December 31st, 2020 filed on Edgar and SEDAR.

3.	Represents the portion attributable to us from our 49% interest in the San José Mine.

4.	Both cash costs and AISC per GEO no longer represent key metrics used by management to evaluate residual leaching at the El Gallo Project. For this reason, the Company has ceased relying on, and disclosing, cash costs and all-in-sustaining costs per ounce as a key metric.

For the SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

Conference Call and Webcast

Management will discuss our Q1 2021 financial results and project developments and follow with a question-and-answer session. Questions can be asked directly by participants over the phone during the webcast.

Monday, May 10th, 2021 at 11:00 am EDT

To call into the conference call over the phone, please register here:

http://www.directeventreg.com/registration/event/2562066

Audience URL:

https://event.on24.com/wcc/r/3082266/913742C4F6945BAA9039EE61980F124A

The webcast will be archived on McEwen Mining's website at https://www.mcewenmining.com/media following the call.

COVID-19

All our operations have implemented rigorous health and safety measures to prevent the spread of the COVID-19 virus. Currently, the COVID-19 pandemic is not materially affecting our operations, or our future plans and objectives.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining's joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release have been reviewed and approved by G. Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

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CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this release, we have provided information prepared or calculated according to United States Generally Accepted Accounting Principles ("U.S. GAAP"), as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Cash Costs and All-in Sustaining Costs

Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and amortization. All-in sustaining costs consist of cash costs (as described above), plus accretion of retirement obligations and amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to production costs applicable to sales, the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Cash Gross Profit

Cash gross profit is a non-GAAP financial measure and does not have any standardized meaning under GAAP. We use cash gross profit to evaluate our operating performance and ability to generate cash flow; we disclose cash gross profit as we believe this measure provides valuable assistance to investors and analysts in evaluating our ability to finance our ongoing business and capital activities. The most directly comparable measure prepared in accordance with GAAP is gross profit or loss. Cash gross profit is calculated by adding back the depreciation and depletion expense to gross profit or loss. A reconciliation to gross profit, the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Liquid assets

The term liquid assets used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Liquid assets is calculated as the sum of the Balance Sheet line items of cash and cash equivalents, restricted cash and investments, plus ounces of doré held in precious metals inventories valued at the London PM Fix spot price at the corresponding period. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

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ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-25-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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